UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)      December 31, 2004

Waters Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

01-14010	13-3668640
(Commission File Number)	(IRS Employer Identification No.)

34 Maple Street, Milford, Massachusetts	01757
(Address of Principal Executive Offices)	(Zip Code)

(508) 478-2000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01    Entry into a Material Definitive Agreement

On December 31, 2004, the Compensation Committee of the Board of Directors of the Company approved an amendment to the terms of approximately 238,000 unvested stock options granted under the Company’s Second Amended and Restated 1996 Long-Term Performance Incentive Plan (“the Plan”) to accelerate the exercisability of such options. The Plan was adopted by the Board of Directors of the Company on February 26, 1996 and was approved by the Company’s shareholders on May 6, 1996. The material terms of the Plan are described in the proxy statement filed by the Company with the Securities and Exchange Commission on March 29, 1996, and the material terms of the amendment to each affected stock option are described herein.

Each affected stock option was granted between December 2000 and February 2001 to certain employees of the Company, including Messrs. Berthiaume, Caputo, Mazar and Ornell, as executive officers, and each has an exercise price significantly greater than the market value of the Company’s stock on December 31, 2004. There are approximately 238,000 affected stock options, with a weighted average exercise price of $72.03. Each stock option was scheduled to vest primarily during the next 12 months but instead became 100% vested and fully exercisable on December 31, 2004 as a result of the amendment to the stock option agreement governing each affected stock option. The exercise price and number of shares of the Company’s common stock underlying each affected stock option were unchanged.

The acceleration of vesting of these options was primarily done as a result of the issuance of Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 123R (revised 2004), Share-Based Payment (“FAS 123R”), which under the modified prospective transition method, requires the expensing of unvested stock options in the first interim or annual reporting period that begins after June 15, 2005. FAS 123R is effective for the Company’s third fiscal quarter beginning July 3, 2005. Currently, the Company accounts for stock options using the intrinsic value method of accounting prescribed by Accounting Principles Board Opinion 25, “Accounting for Stock Issued to Employees,” and related interpretations, including Interpretation 44, “Accounting for Certain Transactions Involving Stock Compensation,” (collectively, “APB 25”) for its plans. Currently, the Company provides footnote disclosure of the compensation expense associated with stock options.

Under FAS 123R, this acceleration would result in the Company not being required to recognize share-based compensation expense, net of taxes, of approximately $4.1 million in the third and fourth fiscal quarters of 2005, based on valuation calculations using the Black-Scholes methodology. The Company believes this decision is in the best interests of the Company and its shareholders.

Statements contained herein may be considered “forward-looking” statements under the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These include statements regarding the accounting treatment for stock options and the estimated impact of the acceleration of vesting on the Company’s earnings. These statements involve a number of risks and uncertainties that could materially affect future results, including the possibility that subsequent pronouncements or interpretations of FAS123R may alter the accounting treatment of stock options as well as other risk factors contained in the Company’s filings made with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and Quarterly Report on Form 10-Q for the quarter ended October 2, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

WATERS CORPORATION
Dated: January 6, 2005	By:	/s/ John Ornell
		Name:	John Ornell
		Title:	Vice President, Finance and Administration and Chief Financial Officer